Exhibit 10.44
TOMPKINS FINANCIAL CORPORATION
2019 EQUITY PLAN
AWARD AGREEMENT

###GRANT_DATE###

###PARTICIPANT_NAME###
###HOME_ADDRESS###

1) Tompkins Financial Corporation (the “Company”) hereby grants to ###PARTICIPANT_NAME### the award(s) summarized below (the “Award”), pursuant to the terms and conditions of the Company’s 2019 Equity Plan, as it may be amended from time to time (the “Plan”).  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan. The terms, conditions and restrictions of your Award are set forth in this Award Agreement, which is governed by the terms of the Plan.  Awards shall vest in the manner set forth in the Plan and below. For the Award to be effective, you must sign below and return this Award Agreement to the Company, acknowledging that you have received and read the Prospectus dated May 13, 2019 and any applicable prospectus supplements (together, the “Prospectus”), and agree to the terms of this Award Agreement and the Plan.
2) Award Summary:

Your Award shall vest on the dates set forth below, subject to your Continuous Service as of such date; generally, this means that if you terminate employment for any reason prior to the dates set forth below, you will forfeit the corresponding unvested portion of your Award.

Restricted Stock Award Summary
Award Date:	###GRANT_DATE###
Number of Restricted Stock Shares:	###TOTAL_AWARDS###
Vesting Schedule:	5 Year
Percentage	Date
0%
25%
25%

25%
25%
By accepting this Award, I hereby acknowledge receipt of this Award on the date shown above on the terms stated herein, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of a copy of the Plan and the Prospectus and agree to be bound by all of the terms and conditions of the Plan as if they were set out in full in this Award Agreement.  I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board, as the case may be, upon any questions relating to the Plan or this Award Agreement. I understand that shares will automatically be withheld to cover any applicable taxes due as my Award vests, unless I have made a different election in a timely manner via the Company’s equity plan administration system (currently, Shareworks).

I understand that in the event the Committee determines, in its sole discretion, that I engaged in any activity contrary or harmful to the interests of the Company or its customers, including without limitation, any violation of Company policy or procedures, any unvested awards I hold shall immediately be forfeited and any rights thereunder shall terminate.

Electronically Accepted by: ###PARTICIPANT_NAME### on ###ACCEPTANCE_DATE###

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